                               EXHIBIT 10(e)

               SHORELINE FINANCIAL CORPORATION BONUS PROGRAM


The Organization, Compensation, and Stock Option Committee of the Board of Directors has approved a cash bonus program for selected bank officers. The program is designed as an incentive for key individuals to ensure that important corporate performance goals are achieved.

The bonus formula consists of three components - net income growth, overhead control, and asset quality. A cash bonus may be earned under any or all of these three components.

Bonuses accrued for a given year are payable the following January.


PARTICIPATION GUIDELINES:

1. Shoreline's Organization, Compensation, and Stock Option Committee will approve the list of plan participants each November, for the following plan year.

2. To receive a bonus, the participant must be employed on December 31st of the year for which the bonus is accrued.

3. Bonus payments are based on the participant's year-end salary level, which may differ from annual compensation if any salary adjustments have been made during the year.

                          SPECIFIC BONUS FORMULA

The first component of the bonus formula rewards participants for producing steady growth in net income.

Shoreline's net income history is as follows:

                                            3 YEAR COMPOUNDED
                       NET INCOME         ANNUAL NET INCOME GROWTH
                       ----------         ------------------------
1987                      3,950

1988                      4,807

1989                      4,916

1990                      4,707              + 6.0%  ('90 vs '87)

1991                      5,335              + 3.6%  ('91 vs '88)

1992                      5,931              + 6.5%  ('92 vs '89)

1993                      6,537              +11.6%  ('93 vs '90)

1994                      7,198              +10.5%  ('94 vs '91)

1995                      8,607              +13.2%  ('95 vs '92)

The change in net income (compounded growth rate over most recent 3 years) is used to produce a bonus according to the following formula:

                              SENIOR MGMT. GROUP       OTHER PARTICIPANTS
                              ------------------       ------------------
Decline in Net Income            =  0% bonus              =  0% bonus

0 - 2.99% Increase               =  3% bonus              =  2% bonus

3 - 4.99% Increase               =  6% bonus              =  4% bonus

5 - 7.99% Increase               =  9% bonus              =  6% bonus

8 - 9.99% Increase               = 12% bonus              =  8% bonus

10%+      Increase               = 15% bonus              = 10% bonus

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
The second component of the bonus formula rewards participants for controlling overhead. The non-interest expense to asset ratio is used as the measurement. A bonus will be paid as follows:

NON-INTEREST EXPENSE/ASSETS       SENIOR MGMT. GROUP      OTHER PARTICIPANTS
---------------------------       ------------------      ------------------
         3.45% or less                 3% bonus               2% bonus

         3.30% or less                 6% bonus               4% bonus

         3.15% or less                 9% bonus               6% bonus

         3.00% or less                12% bonus               8% bonus

         2.85% or less                15% bonus              10% bonus

The third and final component of the bonus formula rewards bonus participants for maintaining high asset quality. In order to receive any bonus payout under this component of the formula, net loan charge-offs for the year must be .25% or less of average loans outstanding. If that standard is met, then a bonus may be paid if the ratio of non-performing assets to total loans on the four quarter-end reporting dates averages as follows:

      AVERAGE NON-PERFORMING
      ----------------------
           ASSETS/LOANS           SENIOR MGMT. GROUP      OTHER PARTICIPANTS
           ------------           ------------------      ------------------
           1.00% or less               3% Bonus               2% Bonus

            .75% or less               6% Bonus               4% Bonus

            .50% or less               9% Bonus               6% Bonus










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